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                 GORDON ALTMAN BUTOWSKY WEITZEN SHALOV & WEIN

                                                             November 18, 1997

Dean Witter Balanced Growth Fund
Two World Trade Center
New York, New York 10048

TCW/DW Balanced Fund
Two World Trade Center
New York, New York 10048

Gentlemen:

   You have requested our opinion as to the Federal income tax consequences of the transaction (the "Reorganization") described below pursuant to which
(i) substantially all assets of TCW/DW Balanced Fund, a Massachusetts business trust ("TCW/DW Balanced"), will be combined with those of Dean Witter Balanced Growth Fund, a Massachusetts business trust ("Dean Witter Balanced Growth"), in exchange for shares of Dean Witter Balanced Growth ("Dean Witter Balanced Growth Shares"), and the assumption by Dean Witter Balanced Growth of certain liabilities of TCW/DW Balanced (the "Liabilities"); (ii) TCW/DW Balanced will be liquidated; and (iii) the Dean Witter Balanced Growth Shares will be distributed to the holders ("TCW/DW Balanced Shareholders") of shares in TCW/DW Balanced ("TCW/DW Balanced Shares") pursuant to such liquidation.

   We have examined and are familiar with such documents, records and other instruments as we have deemed appropriate for purposes of this opinion letter, including the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 on Form N-14, relating to the Dean Witter Balanced Growth Shares (the "Registration Statement") which includes, as a part thereof, the proxy statement of TCW/DW Balanced (the "TCW/DW Balanced Proxy") which will be used to solicit proxies of TCW/DW Balanced Shareholders in connection with the Special Meeting of TCW/DW Balanced Shareholders and the Agreement and Plan of Reorganization by and between TCW/DW Balanced and Dean Witter Balanced Growth (the "Plan").

   In rendering this opinion, we have assumed that such documents as yet unexecuted will, when executed, conform to the proposed forms of such documents that we have examined. We have further assumed that the Reorganization will be carried out pursuant to the terms of the Plan, that factual statements and information contained in the Registration Statement, the TCW/DW Balanced Proxy and other documents, records and instruments supplied to us are correct and that there will be no material change with respect to such facts or information prior to the time of the Reorganization. In rendering our opinion, we have also relied on the representations and facts discussed below which have been provided to us by Dean Witter InterCapital Inc. ("InterCapital"), Dean Witter Balanced Growth and TCW/DW Balanced, and we have assumed that such representations and facts will remain correct at the time of the Reorganization.

                                    FACTS

   Dean Witter Balanced Growth is an open-end diversified management investment company engaged in the continuous offering of its shares to the public. Since its inception, Dean Witter Balanced Growth has conducted its affairs so as to qualify, and has elected to be taxed, as a regulated investment company under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

   TCW/DW Balanced is an open-end diversified management investment company engaged in the continuous offering of its shares to the public. Since its inception, TCW/DW Balanced has conducted its affairs so as to qualify, and has elected to be taxed, as a regulated investment company under Section 851 of the Code.
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   The Board of Trustees of each of Dean Witter Balanced Growth and TCW/DW
Balanced have determined, for valid business reasons, that it is advisable to combine the assets of Dean Witter Balanced Growth and TCW/DW Balanced into one fund.

   In view of the above, the Board of Trustees of TCW/DW Balanced adopted the Plan, subject to, among other things, approval by TCW/DW Balanced
Shareholders.

   Pursuant to the Plan, TCW/DW Balanced will transfer all of its assets to Dean Witter Balanced Growth in exchange for the Dean Witter Balanced Growth Shares (including fractional Dean Witter Balanced Growth Shares) and the assumption by TCW/DW Balanced Growth of the Liabilities. Immediately thereafter, TCW/DW Balanced will distribute the Dean Witter Balanced Growth Shares to TCW/DW Balanced Shareholders in exchange for and in cancellation of their TCW/DW Balanced Shares and in complete liquidation of TCW/DW Balanced.

   Each of the following representations, among other representations, has been made to us in connection with the Reorganization by InterCapital, TCW/DW Balanced and by Dean Witter Balanced Growth.

   (1) To the best of the knowledge of the management of InterCapital, TCW/DW Balanced, Dean Witter Balanced Growth, and their affiliates, there is no plan or intention on the part of TCW/DW Balanced Shareholders, to redeem, sell, exchange or otherwise dispose of a number of Dean Witter Balanced Growth Shares that would reduce TCW/DW Balanced Shareholders' ownership of Dean Witter Balanced Growth Shares to a number of Dean Witter Balanced Growth Shares having a value, as of the date of the Reorganization, of less than fifty percent of the value of all of the formerly outstanding TCW/DW Balanced Shares as of such date;

   (2) Dean Witter Balanced Growth has no plan or intention to reacquire any of the Dean Witter Balanced Growth Shares to be issued pursuant to the Reorganization except to the extent necessary to comply with its legal obligation to redeem its own shares;

   (3) The Liabilities to be assumed by or transferred to Dean Witter Balanced Growth were incurred by TCW/DW Balanced in the ordinary course of business and are associated with the assets being transferred to Dean Witter Balanced Growth;

   (4) The amount of the Liabilities will not exceed the aggregate adjusted basis of TCW/DW Balanced for its assets transferred to Dean Witter Balanced Growth;

   (5) Dean Witter Balanced Growth has no plan or intention to sell or otherwise dispose of more than fifty percent of the assets of TCW/DW Balanced acquired in the Reorganization, except for dispositions made in the ordinary course of business;

   (6) There is no indebtedness between TCW/DW Balanced and Dean Witter Balanced Growth that was issued, acquired or will be settled at a discount;

   (7) TCW/DW Balanced has been a regulated investment company within the meaning of Section 851 of the Code since the date of its organization through the end of its last complete taxable year and will qualify as a regulated investment company for its taxable year ending on the date of the Reorganization;

   (8) Dean Witter Balanced Growth has been a regulated investment company within the meaning of Section 851 of the Code since the date of its organization through the date hereof and will qualify as a regulated investment company for its taxable year ending on January 31, 1997;

   (9) TCW/DW Balanced will have no accumulated earnings and profits as of the close of its taxable year ending on the date of the Reorganization.
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                                   OPINION

   Based on the Code, Treasury Regulations issued thereunder, Internal Revenue Service Rulings and the relevant case law, as of the date hereof, and on the facts, representations and assumptions set forth above, and the documents, records and other instruments we have reviewed, it is our opinion that the Federal income tax consequences of the Reorganization to Dean Witter Balanced Growth, TCW/DW Balanced, and the TCW/DW Balanced Shareholders will be as follows:

   (1) The transfer of substantially all of TCW/DW Balanced's assets in exchange for Dean Witter Balanced Growth Shares and the assumption by Dean Witter Balanced Growth of certain stated Liabilities of TCW/DW Balanced, followed by the distribution by TCW/DW Balanced of the Dean Witter Balanced Growth Shares to the TCW/DW Balanced Shareholders in exchange for their TCW/DW Balanced Shares, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and TCW/DW Balanced and Dean Witter Balanced Growth will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

   (2) No gain or loss will be recognized by Dean Witter Balanced Growth upon the receipt of the assets of TCW/DW Balanced solely in exchange for Dean Witter Balanced Growth Shares and the assumption of the Liabilities by Dean Witter Balanced Growth;

   (3) No gain or loss will be recognized by TCW/DW Balanced upon the transfer of the assets of TCW/DW Balanced to Dean Witter Balanced Growth, in exchange for Dean Witter Balanced Growth Shares and the assumption of the Liabilities by Dean Witter Balanced Growth, or upon the distribution of the Dean Witter Balanced Growth Shares to TCW/DW Balanced Shareholders in exchange for their TCW/DW Balanced Shares as provided in the Plan;

   (4) No gain or loss will be recognized by TCW/DW Balanced Shareholders upon the exchange of their TCW/DW Balanced Shares for Dean Witter Balanced Growth Shares;

   (5) The aggregate tax basis for the Dean Witter Balanced Growth Shares received by each TCW/DW Balanced Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the TCW/DW Balanced Shares held by each such TCW/DW Balanced Shareholder immediately prior to the Reorganization;

   (6) The holding period of the Dean Witter Balanced Growth Shares to be received by each TCW/DW Balanced Shareholder will include the period during which the TCW/DW Balanced Shares surrendered in exchange therefor were held (provided such TCW/DW Balanced Shares were held as capital assets on the date of the Reorganization);

   (7) The tax basis of the assets of TCW/DW Balanced acquired by Dean Witter Balanced Growth will be the same as the tax basis of such assets to TCW/DW Balanced immediately prior to the Reorganization; and

   (8) The holding period of the assets of TCW/DW Balanced in the hands of Dean Witter Balanced Growth will include the period during which those assets were held by TCW/DW Balanced.

   We are not expressing an opinion as to any aspect of the Reorganization other than those opinions expressly stated above.

   As noted above, this opinion is based upon our analysis of the Code, Treasury Regulations issued thereunder, Internal Revenue Service Rulings and case law which we deem relevant as of the date hereof. No assurances can be given that there will not be a change in the existing law or that the Internal Revenue Service will not alter its present views, either prospectively or retroactively, or adopt new views with regard to any of the matters upon which we are rendering this opinion, nor can any assurances be given that the Internal Revenue Service will not audit or question the treatment accorded to the Reorganization on the Federal income tax returns of Dean Witter Balanced Growth, TCW/DW Balanced, or the TCW/DW Balanced Shareholders.
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   We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name and any reference to our firm in the Registration Statement and the TCW/DW Balanced Proxy constituting a part thereof.

                                          Very truly yours,


                                          /s/ Gordon Altman Butowsky Weitzen
                                              Shalov & Wein
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